Exhibit 99.1

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE LIBERTY TAX, INC. STOCKHOLDER LITIGATION	Consolidated C.A. No. 2017-0883-AGB

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF STOCKHOLDER CLASS AND DERIVATIVE ACTION,
SETTLEMENT HEARING, AND RIGHT TO APPEAR

The Delaware Court of Chancery authorized this Notice.

This is not a solicitation from a lawyer.

Notice of Pendency of Class and Derivative Action: Please be advised that your rights will be affected by the above-captioned consolidated stockholder class and derivative action (the “Action”) pending in the Court of Chancery of the State of Delaware (the “Court”), if you (i) own shares of Liberty Tax, Inc. (“Liberty” or the “Company”) Class A common stock (“Liberty Common Stock”) or (ii) owned shares of Liberty Tax, Inc. (“Liberty” or the “Company”) Class A common stock (“Liberty Common Stock”) on April 17, 2018, or are a successor in interest of a stockholder who did.

Notice of Settlement: Please also be advised that plaintiffs Asbestos Workers’ Philadelphia Pension Fund and Erie County Employees Retirement System (collectively, “Plaintiffs”), on behalf of themselves and the Settlement Class (defined in ¶ 32 below), have reached a proposed settlement of the Action that will require Liberty to implement certain corporate governance changes (the “Settlement”).

PLEASE READ THE NOTICE CAREFULLY AND IN ITS ENTIRETY. This Notice explains how Liberty stockholders and Settlement Class Members will be affected by the Settlement.1

_______________________

1 Any capitalized terms used in this Notice that are not otherwise defined herein shall have the meanings ascribed to them in the Stipulation and Agreement of Settlement and Release dated March 15, 2019 (the “Stipulation of Settlement” or “Stipulation”), entered into by and among (i) Plaintiffs, on behalf of themselves and the Settlement Class; (ii) defendants John T. Hewitt (“Hewitt”), Gordon D’Angelo (“D’Angelo”), Ellen M. McDowell (“McDowell”), Nicole Ossenfort (“Ossenfort”), and John Seal (“Seal”) (collectively, “Defendants”); and (c) Nominal Defendant Liberty. A copy of the Stipulation is available at: www.libertytaxshareholdersettlement.com.

The following table provides a brief summary of the rights you have as a Liberty stockholder and/or Settlement Class Member and the relevant deadlines, which are described in more detail later in this Notice.

YOUR LEGAL RIGHTS AND OPTIONS IN THE SETTLEMENT:
YOU DO NOT NEED TO SUBMIT A CLAIM FORM.	The Settlement is non-monetary. Liberty stockholders and Settlement Class Members do not need to submit a claim form.
YOU MAY OBJECT TO THE SETTLEMENT BY SUBMITTING A WRITTEN OBJECTION SO THAT IT IS RECEIVED NO LATER THAN JUNE 18, 2019.	You have the right, if you do not like the proposed Settlement or Co-Lead Counsel’s request for attorneys’ fees and reimbursement of litigation expenses, to write to the Court and explain why you do not like the proposed Settlement or request for fees and expenses.
YOU MAY GO TO A HEARING ON JUNE 28, 2019 AT 1:30 P.M., AND FILE A NOTICE OF INTENTION TO APPEAR SO THAT IT IS RECEIVED NO LATER THAN JUNE 18, 2019.	Filing a written objection and notice of intention to appear that is received by June 18, 2019, allows you to speak in Court, at the discretion of the Court, about your objection. You may, but you do not have to, attend the hearing. The Court will consider the objection whether or not you attend.

WHAT THIS NOTICE CONTAINS

What Is The Purpose Of This Notice?	Page 3
What Is This Case About? How Do I Know If I Am Affected By The Settlement?	Page 4 Page 9
What Are The Terms Of The Settlement? What Are Plaintiffs’ Reasons For The Settlement?	Page 9 Page 13
What Will Happen If The Settlement Is Approved? What Claims Will The Settlement Release?	Page 14
How Will Plaintiffs’ Counsel Be Paid?	Page 16
When And Where Will The Settlement Hearing Be Held? Do I Have To Come To The Hearing? May I Speak At The Hearing If I Don’t Like The Settlement?	Page 17
Can I See The Court File? Whom Should I Contact If I Have Questions?	Page 20

WHAT IS THE PURPOSE OF THIS NOTICE?

1.                 The purpose of this Notice is to inform you of the existence of this class action and derivative lawsuit and to notify you of the terms of the proposed Settlement of the Action. The Notice also explains how the proposed Settlement affects the legal rights of current Liberty stockholders and Settlement Class Members. Please note: the Court may approve the proposed Settlement with such modifications as the Parties may agree to, if appropriate, without further notice to Liberty stockholders or the Settlement Class.

2.                 A class action is a type of lawsuit in which the claims of a number of individuals are resolved together, thus providing the class members with both consistency and efficiency. In a class action lawsuit, the court selects one or more people, known as class representatives, to sue on behalf of all people with similar claims, commonly known as the class or the class members.

3.                 A derivative action is a type of lawsuit in which a stockholder may seek to prosecute claims on behalf of the company in which the stockholder owns stock. If certain conditions are satisfied, a plaintiff stockholder may litigate the action on behalf of the company. The beneficiary of a successful derivative lawsuit is the company, and stockholders benefit only derivatively through their stock ownership. In a derivative action, no benefit is provided directly to any stockholders. The Action is both a class action and a derivative action.

4.                 The court in charge of this case is the Court of Chancery of the State of Delaware, and the case is known as In re Liberty Tax, Inc. Stockholder Litigation, Consol. C.A. No. 2017-0883-AGB (the “Action”). The judge presiding over this case is Chancellor Andre G. Bouchard. The people who are suing are called plaintiffs, and those who are being sued are called defendants. In this case, Plaintiffs, on behalf of themselves and the Settlement Class, have sued defendants John T. Hewitt, Gordon D’Angelo, Ellen M. McDowell, Nicole Ossenfort, and John Seal. If the Settlement is approved by the Court, it will resolve all claims asserted against Defendants in the Action, and will bring the Action to an end.

5.                 The Court has scheduled a hearing to consider the fairness, reasonableness, and adequacy of the proposed Settlement and the application by Co-Lead Counsel for an award of attorneys’ fees and reimbursement of litigation expenses (the “Settlement Hearing”). See ¶¶ 43-51 below for details about the Settlement Hearing, including the location, date, and time of the hearing.

6.                 The issuance of this Notice is not an expression of any opinion by the Court concerning the merits of any claim in the Action, and the Court still has to decide whether to approve the Settlement.

WHAT IS THIS CASE ABOUT?

THE FOLLOWING RECITATION DOES NOT CONSTITUTE FINDINGS OF THE COURT. THE COURT HAS MADE NO FINDINGS WITH RESPECT TO THE FOLLOWING MATTERS AND THESE RECITATIONS SHOULD NOT BE UNDERSTOOD AS AN EXPRESSION OF ANY OPINION OF THE COURT AS TO THE MERITS OF ANY OF THE CLAIMS OR DEFENSES RAISED BY ANY OF THE PARTIES.

7.                 On September 5, 2017, Liberty’s board of directors (the “Board”) terminated Hewitt from his position as the Company’s Chief Executive Officer (“CEO”) without cause after an investigation by Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”) into certain allegations of sexual and financial misconduct against Hewitt.

8.                 On December 11, 2017, Liberty disclosed that KPMG LLP (“KPMG”) had resigned as the Company’s independent registered public accounting firm. According to the Company’s disclosure on Form 8-K with the U.S. Securities and Exchange Commission (“SEC”), KPMG expressed to Liberty’s management and the Audit Committee of Liberty’s Board of Directors KPMG’s concerning that Hewitt’s actions had “created an inappropriate tone at the top” and that Hewitt’s “past and continued involvement in the Company’s business and operations, including his continued interactions with franchisees and area developers of the Company, has led [KPMG] to no longer be able to rely on management’s representations, and therefore has caused KPMG to be unwilling to be associated with the Company’s consolidated financial statements.”

9.                 On December 11, 2017, and December 22, 2017, each of the Plaintiffs filed complaints in the Court derivatively on behalf of Liberty against Defendant John Hewitt alleging, among other things, that Defendant Hewitt had breached his fiduciary duties to the Company.  These actions and their filing dates are as follows: Asbestos Workers’ Philadelphia Pension Fund v. Hewitt, C.A. 2017-0883-AGB (Del. Ch. filed Dec. 11, 2017); Erie County Employees Retirement System v. Hewitt, C.A. No. 2017-0914-AGB (Del. Ch. filed Dec. 22, 2017).

10.             On December 27, 2017, the Court entered a Stipulation and Order of Consolidation and Appointment of Co-Lead Counsel, consolidating the foregoing actions into the Action and appointing Grant & Eisenhofer P.A. and Kessler Topaz Meltzer & Check, LLP as Co-Lead Counsel (“Co-Lead Counsel”).  The complaint filed in Erie County Employees Retirement System v. Hewitt, C.A. No. 2017-0914-AGB, was deemed the operative complaint in the consolidated action (the “Delaware Complaint”).

11.             On January 8, 2018, Plaintiffs filed a Motion to Expedite Proceedings and a Motion for Preliminary Injunction, seeking to enjoin Hewitt from taking certain actions in the wake of his termination by the Company’s Board of Directors. The Court held a telephonic hearing on Plaintiffs’ Motion to Expedite Proceedings on January 16, 2018, and denied Plaintiffs’ motion.

12.             On February 16, 2018, Hewitt and Liberty each filed their respective Answer and Affirmative Defenses to the Verified Derivative Complaint filed by Plaintiff Erie County Employees Retirement System, which had been designated the operative complaint by Co-Lead Counsel pursuant to the Court’s consolidation Order.

13.             On March 7, 2018, a Verified Shareholder Derivative Complaint was filed nominally on behalf of the Company by RSL Senior Partners LLC (“RSL”) in the United States District Court, Eastern District of Virginia, in the Norfolk Division (the “E.D.Va. Complaint”). The E.D.Va. Complaint brought derivative breach of fiduciary duty claims against the Defendants in this action, as well as former Liberty directors and executives Edward L. Brunot, Kathleen E. Donovan, John Garel, Thomas Herskovits, Robert M. Howard, Ross N. Longfield, Steve Ibbotson, and George Robson. The E.D.Va. Complaint also brought claims sounding in unjust enrichment, waste of corporate assets, abuse of control, gross mismanagement, and violations of Sections 14(a), 10(b) and 20(a) of the Securities Exchange Act of 1934 (the “Securities Exchange Act”) stemming from Hewitt’s alleged misconduct and the failure to disclose the “tone at the top” issues identified by KPMG. The case caption is RSL Senior Partners LLC v. Edward L. Brunot, et al., Case No. 2:18-cv-127 (E.D.Va.) (the “E.D.Va. Action”). RSL is a member of the Class, and the claims and causes of action in the E.D.Va. Action are included within the “Released Plaintiffs’ Claims” as defined below.

14.             On March 8, 2018, two federal securities cases previously filed in the United States District Court, Eastern District of New York, were consolidated by order under the caption In re Liberty Tax, Inc. Securities Litigation, No. 2:17-CV-07327-NGG-RML (E.D.N.Y.) (the “New York Securities Class Action”). Thereafter, on June 12, 2018, a Consolidated Amended Class Action Complaint was filed in the New York Securities Class Action alleging violations of the Securities Exchange Act. The Settlement will have no impact on the claims pending in the New York Securities Class Action, or the ability of shareholders included in the putative class in that action to recover damages in that action.

15.             On April 10, 2018, Plaintiffs moved to file a Verified Amended and Supplemented Derivative and Class Action Complaint (the “Amended Delaware Complaint”) in this Action, and the Court granted that motion on April 17, 2018. Plaintiffs filed the Amended Delaware Complaint on April 17, 2018. The Amended Delaware Complaint named Gordon D’Angelo, Ellen M. McDowell, Nicole Ossenfort, and John Seal as additional defendants and asserted claims for breach of fiduciary duty against such defendants in addition to claims for breach of fiduciary duty against Defendant Hewitt. The Amended Complaint likewise added a direct (i.e., non-derivative) class claim against the Defendants for violating the charter of Liberty’s Nominating and Corporate Governance Committee.

16.             On May 18, 2018, Defendants John T. Hewitt, Gordon D’Angelo, Ellen M. McDowell, Nicole Ossenfort, and John Seal moved to dismiss the additional claims asserted in the Amended Complaint (the “Motion to Dismiss”).

17.             On June 12, 2018, Nasdaq Listing Qualifications staff notified Liberty that it had determined to delist the Company’s common stock based on the Company’s non-compliance with Listing Rule 5250(c).

18.             On June 19, 2018, the Company exercised its right to appeal that determination, which stayed the delisting. A hearing was held before a Nasdaq panel on July 19, 2018.

19.             On July 19, 2018, Hewitt entered into a stock purchase agreement to sell all of his shares of Company Class A and Class B common stock to Vintage Tributum LP, an affiliate of Vintage Capital Management, LLC (the “Sale”). In connection with the Sale, all outstanding shares of the Company’s Class B common stock converted into shares of the Company’s Class A common stock.

20.             On July 31, 2018, the Nasdaq panel issued a decision to delist the Company’s securities, and all trading on Nasdaq ceased on August 2, 2018.

21.             Effective August 3, 2018, in connection with the Sale, Defendant Hewitt resigned from the Board and agreed to cause Defendants Gordon D’Angelo, Ellen M. McDowell, Nicole Ossenfort and John Seal to tender their resignations as Liberty directors.

22.             On August 15, 2018, the Company exercised its right to appeal the Nasdaq panel’s decision to the Nasdaq Listing and Hearing Review Council pursuant to Rule 5820(a).

23.             On October 18, 2018, the Nasdaq Listing and Hearing Review Council issued a decision that affirmed the panel’s decision to delist the Company’s securities.

24.             The parties conducted fact discovery between April 2018 and December 2018, including (i) multiple sets of requests for production and interrogatories served by Plaintiffs on each of Liberty and Defendant Hewitt, (ii) requests for production and interrogatories served on the other Defendants, (iii) requests for documents and testimony by Plaintiffs from multiple third parties, and (iv) requests for production and interrogatories served by Defendant Hewitt on Plaintiffs. After meeting and conferring with counsel for Defendants and third parties, Plaintiffs reviewed nearly 18,000 pages of documents produced by Defendants and third parties.

25.             On November 12, 2018 Co-Lead Counsel and Defendants’ Counsel participated in a full-day mediation session (the “Mediation”) before Michelle Yoshida, of Phillips ADR Enterprises, with Plaintiffs and Defendants exchanging mediation statements and exhibits addressing both liability and damages.

26.             On January 25, 2019, following weeks of arms’-length negotiations regarding a potential resolution, Plaintiffs and Defendants executed a Memorandum of Understanding setting forth the terms of a possible settlement, subject to the negotiation of a mutually agreeable stipulation of settlement and approval by the Court of Chancery.

27.             On March 15, 2019, the Parties entered into the Stipulation of Settlement memorializing the final terms and conditions of the Settlement, and on March 26, 2019, the Court entered a Scheduling Order directing that notice of the settlement be provided to potential Settlement Class Members, and scheduling the Settlement Hearing to consider whether to grant final approval to the Settlement.

28.             Plaintiffs, through Co-Lead Counsel, have conducted an investigation and pursued discovery relating to the claims and the underlying events and transactions alleged in the Action. Co-Lead Counsel have analyzed the evidence adduced during their investigation and through the discovery in the Action, and have also researched the applicable law with respect to the claims asserted in the Action and the potential defenses thereto.

29.             Based upon their investigation and prosecution of the Action, Plaintiffs and Co-Lead Counsel have concluded that the terms and conditions of the Settlement are fair, reasonable, and adequate to Plaintiffs and the other members of the Class and are in the best interests of the Company, Plaintiffs, and the Class. Plaintiffs, with the input of Co-Lead Counsel, have agreed to settle the claims raised in the Action pursuant to the terms and provisions of this Stipulation, after considering (i) the substantial benefits that Plaintiffs and the other members of the Class will receive from the resolution of the Action; (ii) the attendant risks of litigation; and (iii) the desirability of permitting the Settlement to be consummated as provided by the terms of this Stipulation. The Settlement and this Stipulation shall in no event be construed as, or deemed to be, evidence of a concession by Plaintiffs of any infirmity in the claims asserted in the Action.

30.             Defendants deny all allegations of wrongdoing, fault, liability, or damage to Plaintiffs and as well as each and every other member of the Class. Defendants further deny that they engaged in any wrongdoing or committed, or aided or abetted, any violation of law or breach of duty and believe that they acted at all times properly, and in good faith. They are entering into the proposed Settlement and Stipulation solely to avoid the substantial burden, expense, inconvenience, and distraction of continued litigation and to resolve each of the “Released Claims” (defined below) as against the “Released Persons” (defined below). The Parties have agreed that the proposed Settlement and Stipulation shall in no event be construed as, or deemed to be, evidence of or an admission or concession on the part of any of the Defendants with respect to any claim or factual allegation or of any fault or liability or wrongdoing or damage whatsoever or any infirmity in the defenses that any of the Defendants have or could have asserted. The Parties further recognize that the litigation has been filed and prosecuted by Plaintiffs in good faith and defended by Defendants in good faith and further that the terms of the Settlement as set forth in the Stipulation, were negotiated at arm’s-length, in good faith, and reflect an agreement that was reached voluntarily after consultation with experienced legal counsel.

HOW DO I KNOW IF I AM AFFECTED BY THE SETTLEMENT?

31.             If you are a current record holder or beneficial owner of Liberty stock, or if you are a member of the Settlement Class, you are subject to the Settlement.

32.             The Settlement Class preliminarily certified by the Court for Settlement purposes consists of:

all record holders and beneficial owners of Liberty Class A common and their successors in interest, as of April 17, 2018. Excluded from the Class are Defendants, Edward L. Brunot, Kathleen E. Donovan, John Garel, Thomas Herskovits, Robert M. Howard, Ross N. Longfield, Steve Ibbotson, and George Robson, as well as any person, firm, trust, corporation, or other entity related to, or affiliated with, any of them.

PLEASE NOTE: The Settlement Class was preliminarily certified as a non-“opt-out” class pursuant to Delaware Court of Chancery Rules 23(a), 23(b)(1) and 23(b)(2). Accordingly, Settlement Class Members do not have the right to elect to exclude themselves from the Settlement Class.

WHAT ARE THE TERMS OF THE SETTLEMENT?

33.             In consideration of the settlement of the Released Plaintiffs’ Claims (defined in ¶ 38 below) against Defendants and the other Company Released Persons (defined in ¶ 38 below), Defendants have agreed to cause Liberty to implement certain corporate governance changes.

a.                  Liberty will implement a company-wide anti-harassment policy and training program, applicable to all full-time Liberty employees. The anti-harassment policy will be promulgated in the Company’s Code of Conduct, which will be distributed annually and require employee acknowledgment.

b.                 The Company will conduct yearly training on the Liberty Code of Conduct, including the anti-harassment policy, for managers and full-time employees.

c.                  The Company will terminate “for cause” any employee for whom a violation of the anti-harassment policy has been substantiated, either through an internal investigation and/or judicial decree.

d.                 The Company will conduct annual Board-level assessments of reported or alleged violations of the Company’s anti-harassment policies, and the manner and means by which alleged violations have been investigated and addressed.

e.                  The Board (or a designated Board-committee) will review and investigate any alleged violation of the Company’s anti-harassment policy by any executive officer of the Company.

f.                   Any employment agreement entered into within the next three years for any Company executive officer shall call for the forfeiture of both unvested and vested (but unexercised) equity awards, as well as severance payments, in the event of a “for cause” termination due to a violation of the anti-harassment policy.

g.                 The Company’s Audit Committee will approve any material amendments to Area Developer or franchisee agreements.

h.                 The Company will require Board approval of any contracts, agreements, or business relationships to be entered into between the Company on the one hand, and John Hewitt and/or any entities affiliated with John Hewitt on the other.

i.                   The Company has revised its governing documents to separate the roles of Chairman of the Board and Chief Executive Officer.

j.                   The Company will revise its Audit Committee Charter to reflect that all SEC filings made by the Company for the next two years must be pre-approved by a majority of the Audit Committee, in consultation with outside counsel as appropriate.

k.                 The Company will disclose via either a Form 8-K or 10-Q filing with the Securities and Exchange Commission a full and complete copy of the ruling on the appeal of the Company’s delisting from the Nasdaq, dated October 18, 2018.

l.                   The Company will explore whether it is commercially reasonable to engage KPMG, Ernst & Young, Deloitte, or PriceWaterhouseCoopers as its independent auditor by December 31, 2019.

m.               Listing of Company Stock:

i.                   The Company will undertake any and all actions requested or required by the Company’s current auditor (or its successor) to ensure that the Company regains compliance with Nasdaq listing requirements.

ii.                 The Company will take all reasonable steps to list its common stock on the Nasdaq or NYSE by December 31, 2019.

iii.              The Company will take reasonable steps upon filing of its delinquent 10-Q, to list on the OTCQB market.

iv.               The Company shall use reasonable best efforts to maintain listing on the OTCQB, Nasdaq, or NYSE for a period of three years following the date of the approval of this settlement.

v.                 Nothing herein will affect the Company’s right to pursue any transaction, including but not limited to a merger, acquisition, recapitalization, tender offer, or going private transaction, in which case the listing obligations in this paragraph 1.13 may be modified, eliminated, or amended in the sole discretion of the Company or any of its successors.

n.                 Hewitt’s Agreement Not to Solicit Direct Company Employees Only:

i.                   For context only, reference is made to the Second Amended and Restated Employment Agreement dated July 1, 2016 between Hewitt (referred to therein as “Executive”) and the Company (the “Agreement”) (using the terms defined in the Agreement).  Specifically, Section 9, which provides that the restrictions on Hewitt’s activities imposed by the Agreement expire on March 6, 2019.

ii.                 Hewitt agrees that, through and including March 6, 2020, Hewitt shall not, directly or indirectly, by himself or through any third party, whether on his own behalf or on behalf of any other person or entity, (i) solicit or induce or endeavor to solicit or induce, divert, employ or retain, (ii) interfere with, or attempt to establish a business relationship of a nature that is competitive with the Company’s Business with any person that, on the date of the Stipulation, is a direct employee of the Company.

iii.              For the avoidance of doubt, the extension of the limited non-solicitation of direct Company employees restriction set forth in the preceding paragraph shall not apply to the solicitation or possible solicitation of persons or entities that, at any time, were solely Franchisees of the Company or their employees, or Area Developers of the Company, to anyone other than a direct Company employee on the date this agreement is signed, and/or to any other actual or potential non-competition or non-solicitation provisions or restrictive covenants or other restrictions of any kind included in the Agreement, all of which expired on March 6, 2019.

o.                 Hewitt acknowledges that this Action and the way it was pursued was a factor in Hewitt’s agreeing to the price he accepted for all of his Class A and Class B shares in July 2018, rather than rejecting the offer at that price and staying engaged to continue to assist the Company in the process of avoiding de-listing or ultimately working back towards re-listing (or any other option favorable to the shareholders) and/or further enhancing shareholder value.

p.                 Hewitt (through July 31, 2018) and the Company acknowledge that this Action was a material factor in the Board’s decision to hire Ernst & Young to conduct an assessment of Liberty’s corporate compliance program and to ultimately implement Ernst & Young’s recommendations by updating the Company’s:

i.                   Code of Conduct, effective July 2018;

ii.                 Ethics Hotline Policy and Procedures, effective July 2018;

iii.              Conflicts of Interest Policy and Procedures, effective July 2018;

iv.               Insider Trading Policy, effective October 2018; and

v.                 Purchasing Policy, effective October 2018.

q.                 No admission of liability - Hewitt and Defendants have denied, and continue to deny, that they have committed any breach of duty or violation of any other law or engaged in any of the wrongful acts alleged in the Action, expressly maintain that they diligently and scrupulously complied with their fiduciary and other legal duties, to the extent such duties exist, and believe the Action is without merit. Any Defendants entering into or consenting to the Stipulation do so solely because the potential settlement would eliminate the burden, expense, and uncertainties inherent in further litigation.

r.                   The terms and conditions of the Stipulation cannot be used against Hewitt or any of the other Class B shareholder directors in any other litigation, including without limitation the New York Securities Class Action (defined below).

WHAT ARE PLAINTIFFS’ REASONS FOR THE SETTLEMENT?

34.             Plaintiffs and Co-Lead Counsel believe that the claims asserted against Defendants have merit, and that their diligent prosecution of the claims asserted in the Action has led to a Settlement that provides a substantial benefit to the Settlement Class and the Company.

35.             Plaintiffs, through Co-Lead Counsel, have conducted an substantial investigation relating to the claims and the underlying events and transactions alleged in the Action. Co-Lead Counsel have analyzed the evidence adduced during their investigation, and have also researched the applicable law with respect to the claims asserted in the Action and the potential defenses thereto.

36.             In negotiating and evaluating the terms of the proposed Settlement, Plaintiffs and Co-Lead Counsel considered the significant legal and factual defenses to Plaintiffs’ claims and the expense, length, and risk of pursuing their claims through trial and appeals. While Plaintiffs believe that their claims that Defendants John T. Hewitt, Gordon D’Angelo, Ellen M. McDowell, Nicole Ossenfort, and John Seal had breached their fiduciary duties to the Company’s stockholders and the Company, as articulated in the Amended Complaint, have merit, Defendants vigorously argued that they had acted appropriately and were not subject to liability or damages. In light of the risks of continued litigation, Plaintiffs and Co-Lead Counsel believe that the proposed Settlement is fair, reasonable, and adequate, and in the best interests of the Settlement Class and the Company. Plaintiffs and Co-Lead Counsel believe that the Settlement provides a significant benefit to the Settlement Class, namely certain corporate governance changes to be implemented at Liberty, as compared to the risk that the claims in the Action would not result in any corporate governance changes at Liberty.

WHAT WILL HAPPEN IF THE SETTLEMENT IS APPROVED? WHAT CLAIMS WILL THE SETTLEMENT RELEASE?

37.             If the proposed Settlement is approved by the Court, the Court will enter a judgment (the “Judgment”).

38.             Pursuant to the Judgment entered following final court approval of the proposed Settlement, the Action will be dismissed with prejudice and, without further action by anyone, the Company, Defendants, Plaintiffs, and each of the other members of the Settlement Class (each of the foregoing, a “Releasing Person”), on behalf of themselves and/or the Company, and their respective heirs, executors, administrators, predecessors, successors, and assigns in their capacities as such, shall be deemed to have, and by operation of law and of the judgment shall have, fully, finally and forever compromised, settled, released, resolved, relinquished, waived and discharged each and every Released Claim (defined below), and shall forever be barred and enjoined from prosecuting any or all of the Released Claims.

a.                  “Released Claims” means the Released Plaintiffs’ Claims together with the Released Defendants’ Claims.

b.                 “Released Plaintiffs’ Claims” means all claims and causes of action actually asserted in the Delaware Complaint, the Amended Delaware Complaint, and the E.D.Va. Complaint and all claims and causes of action arising from the facts alleged in the Delaware Complaint, the Amended Delaware Complaint, and the E.D.Va. Complaint that Plaintiffs, any other member of the Settlement Class, and/or the Company could have asserted (individually or on behalf of the Company) in the Action or the E.D.Va. Action, whether known or unknown, accrued or unaccrued, matured or not matured, liquidated or not liquidated, fixed or contingent, against the Company Released Persons (as defined herein); provided, however, that “Released Plaintiffs’ Claims” does not include, limit or release (i) any claim that is currently or in the future asserted in the individual right of shareholders in the New York Securities Class Action, or (ii) the right of any Party hereto to enforce the terms of the Stipulation or to seek relief for any breach of the Stipulation.

c.                  “Released Defendants’ Claims” means all claims, demands, suits, matters, issues, causes of action, liabilities, obligations, expenses, damages, losses, judgments, or any other matters of any kind, whether known or unknown, under state, federal or foreign law that have been, could have been, or in the future could be, asserted in any forum by the Defendants or any of them or the successors and assigns of any of them against any of the Plaintiffs, any member of the Class, any other Liberty stockholder or their attorneys, that arise out of or relate in any way to the institution, prosecution, or settlement of this Action (except for claims to enforce the terms of the Settlement).

d.                 “Released Persons” means the (i) Defendants in the Action, (ii) defendants in the E.D.Va. Action (including Edward L. Brunot, Kathleen E. Donovan, John Garel, Thomas Herskovits, Robert M. Howard, Ross N. Longfield, Steve Ibbotson, and George Robson), and (iii) any of the Company’s past or present officers, directors, employees, consultants, financial or legal advisors (including the advisors of any former or current officer or director), accountants, or their affiliates, predecessors, successors and assigns ((i), (ii), and (iii) collectively, the “Company Released Persons”) as well as (iv) Plaintiffs, any member of the Class, any other Liberty stockholder or their attorneys.

e.                  “Unknown Claims” means any Released Claim(s) that any Releasing Person(s) do not know of or suspect to exist in his, her or its favor at the time of the release of the Released Persons, including claims that, if known by him, her or it, might have affected his, her or its settlement with and release of the Released Persons or might have affected his, her or its decision whether to object to this Settlement. With respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, the Releasing Persons shall expressly waive and relinquish, and each Class member shall be deemed to have and by operation of the Final Order and Judgment shall have expressly waived and relinquished to the fullest extent permitted by law, the provisions, rights and benefits conferred by and under California Civil Code § 1542, and any other law of the United States or any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to Cal. Civ. Code § 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY

39.             By Order of the Court, (i) all proceedings in the Action, other than proceedings necessary to carry out or enforce the terms and conditions of the Stipulation, have been stayed; and (ii) pending final determination by the Court of whether the Settlement should be approved, Plaintiffs and all other Settlement Class Members are barred and enjoined from instituting, commencing or prosecuting any and all of the Released Plaintiffs’ Claims against any and all of the Company Released Persons.

HOW WILL PLAINTIFFS’ COUNSEL BE PAID?

40.             Plaintiffs’ Counsel in the Action have not received any payment for their services in pursuing claims against the Defendants on behalf of the Company or the Settlement Class, nor have Plaintiffs’ Counsel been reimbursed for their out-of-pocket expenses. Before final approval of the proposed Settlement, Co-Lead Counsel will apply to the Court for an award of attorneys’ fees and reimbursement of litigation expenses to Plaintiffs’ Counsel in an amount not to exceed $2,750,000, which may include an application for reimbursement of the reasonable costs and expenses incurred by Plaintiffs directly related to the Action. The Court will determine the amount of any award of attorneys’ fees or reimbursement of litigation expenses. Such sums as may be approved by the Court will be paid by Liberty and/or its insurance carrier(s). Settlement Class Members are not personally liable for any such fees or expenses.

41.             RSL and its counsel in the E.D.Va. Action will make an application to the United States District Court (the “Virginia Court”) in the E.D.Va. Action for an award of attorneys’ fees and expenses in the amount of $295,000. This amount has been agreed to by and among the parties to the E.D.Va. Action, without the participation of Plaintiffs or Plaintiffs’ Counsel in this Action, and, if approved by the Virginia Court, will be paid by the Company’s insurance carrier. The Virginia Court has scheduled a hearing to consider the application by RSL for an award of attorneys’ fees and expenses (the “Virginia Hearing”). Further information about the Virginia Hearing can be found in Liberty’s Form 8-K filing, dated April 9, 2019, available at www.libertytaxshareholdersettlement.com.

42.             Plaintiffs and Plaintiffs’ Counsel in this Action are not parties in the E.D.Va. Action or parties to that agreement and will not share in any award of fees granted in favor of RSL or its counsel in the E.D.Va. Action.

WHEN AND WHERE WILL THE SETTLEMENT HEARING BE HELD? DO I HAVE TO COME TO THE HEARING? MAY I SPEAK AT THE HEARING IF I DON’T LIKE THE SETTLEMENT?

43.             Settlement Class Members and Liberty stockholders do not need to attend the Settlement Hearing. The Court will consider any submission made in accordance with the provisions below even if a Settlement Class Member or current Liberty stockholder does not attend the hearing. Please Note: The date and time of the Settlement Hearing may change without further written notice to the Settlement Class or Liberty stockholders. You should monitor the Court’s docket and the settlement website maintained by Liberty, www.libertytaxshareholdersettlement.com, before making plans to attend the Settlement Hearing. You may also confirm the date and time of the Settlement Hearing by contacting Co-Lead Counsel as indicated in ¶ 45 below.

44.             The Court will consider the Settlement and all matters related to the Settlement at the Settlement Hearing. The Settlement Hearing will be held before The Honorable Andre G. Bouchard, Chancellor, on June 28, 2019 at 1:30 p.m, at the Leonard L. Williams Justice Center, 500 N. King St., Wilmington, DE 19801. At the Settlement Hearing, the Court will, among other things: (a) determine whether the proposed Settlement on the terms and conditions provided for in the Stipulation is fair, reasonable and adequate to the Settlement Class and the Company, and should be approved by the Court; (b) determine whether the Judgment (as defined above), should be entered dismissing the Action with prejudice against Defendants pursuant to the Stipulation; (c) determine whether the application by Co-Lead Counsel for an award of attorneys’ fees and reimbursement of litigation expenses should be approved; (d) hear and consider any objections to the proposed Settlement or Co-Lead Counsel’s application for an award of attorneys’ fees and reimbursement of litigation expenses; and (e) consider any other matters that may properly be brought before the Court in connection with the proposed Settlement.

45.             Any Settlement Class Member or current Liberty Stockholder may object to the proposed Settlement or Co-Lead Counsel’s application for an award of attorneys’ fees and reimbursement of litigation expenses. Objections must be in writing. Settlement Class Members and current Liberty stockholders must file any written objection, together with copies of all other papers and briefs supporting the objection, with the Register in Chancery at the address set forth below on or before June 18, 2019. Settlement Class Members and current Liberty stockholders must also serve the papers on Representative Co-Lead Counsel and Representative Defendants’ Counsel by hand or overnight delivery at the addresses set forth below so that the papers are received on or before June 18, 2019.

Register in Chancery	Representative Co-Lead Counsel	Representative Defendant’s Counsel
Court of Chancery Leonard L. Williams Justice Center 500 N. King St. Suite 1551 Wilmington, DE 19801	Nathan A. Cook, Esq. Grant & Eisenhofer P.A. 123 Justison Street Wilmington, DE 19801	Tariq Mundiya, Esq. Willkie Farr & Gallagher LLP 787 7th Avenue New York, NY 10019

46.             Any objection: (a) must state the name, address and telephone number of the person or entity objecting and, if represented by counsel, the name, address and telephone number of his, her or its counsel; (b) must be signed by the objector; (c) must contain a written, specific statement of the Settlement Class Member’s objection or objections, and the specific reasons for each objection, including any legal and evidentiary support the Settlement Class Member or current Liberty stockholder wishes to bring to the Court’s attention; (d) must state the objection is being filed with respect to “In re Liberty Tax, Inc. Stockholder Litigation, C.A. No. 2017-0883-AGB”; and (d) must demonstrate that the objector is a Settlement Class Member or current record holder or beneficial owner of Liberty stock by including documents sufficient to prove that the objector currently owns shares of Liberty Tax Common Stock or owned shares of Liberty Tax Common Stock as of April 17, 2018.

47.             You may file a written objection without having to appear at the Settlement Hearing. You may not, however, appear at the Settlement Hearing to present your objection unless you first filed and served a written objection in accordance with the procedures described above, unless the Court orders otherwise.

48.             If you wish to be heard orally at the hearing in opposition to the approval of the proposed Settlement or Co-Lead Counsel’s application for an award of attorneys’ fees and reimbursement of litigation expenses, and if you file and serve a timely written objection as described above, you must also file a notice of appearance with the Register in Chancery and serve it on Representative Co-Lead Counsel and Representative Defendants’ Counsel at the addresses set forth above so that it is received on or before June 18, 2019. Persons who intend to object and desire to present evidence at the Settlement Hearing must include in their written objection or notice of appearance the identity of any witnesses they may call to testify and exhibits they intend to introduce into evidence at the hearing. Such persons may be heard orally at the discretion of the Court.

49.             You are not required to hire an attorney to represent you in making written objections or in appearing at the Settlement Hearing. However, if you decide to hire an attorney, it will be at your own expense, and that attorney must file a notice of appearance with the Court and serve it on Representative Co-Lead Counsel and Representative Defendants’ Counsel at the addresses set forth in ¶ 45 above so that the notice is received on or before June 18, 2019.

50.             The Settlement Hearing may be adjourned by the Court without further written notice to the Settlement Class or to Liberty stockholders. If you intend to attend the Settlement Hearing, you should confirm the date and time with Co-Lead Counsel.

51.             Unless the Court orders otherwise, any Settlement Class Member or Liberty stockholder who does not object in the manner described above will be deemed to have waived any objection and shall be forever foreclosed from making any objection to the proposed Settlement and/or Co-Lead Counsel’s application for an award of attorneys’ fees and reimbursement of litigation expenses, or any other matter related to the Settlement, in the Action or in any other action or proceeding. Settlement Class Members and Liberty stockholders do not need to appear at the Settlement Hearing or take any other action to indicate their approval.

CAN I SEE THE COURT FILE? WHOM SHOULD I CONTACT IF I HAVE QUESTIONS?

52.             This Notice contains only a summary of the terms of the proposed Settlement. For more detailed information about the matters involved in the Action, you are referred to the papers on file in the Action, including the Stipulation, which may be inspected during regular office hours at the Office of the Register in Chancery in the Court of Chancery of the State of Delaware, New Castle County Courthouse, 500 N. King St., Suite 1551, Wilmington, DE 19801. Additionally, copies of the Stipulation, the Amended Complaint, the E.D.Va. Complaint and any related orders entered by the Court will be posted on the following website: www.libertytaxshareholdersettlement.com. If you have questions regarding the proposed Settlement, you may contact the following Co-Lead Counsel: Nathan A. Cook, Esq., Grant & Eisenhofer P.A., 123 Justison Street, Wilmington, DE 19801, 302-622-7000, or Justin O. Reliford, Kessler Topaz Meltzer & Check, LLP, 280 King of Prussia Road, Radnor, PA 19087, 610-667-7706.

DO NOT CALL OR WRITE THE COURT OR THE OFFICE OF

THE REGISTER IN CHANCERY REGARDING THIS NOTICE.

Dated: April 9, 2019	BY ORDER OF THE COURT OF
CHANCERY OF THE STATE OF
DELAWARE

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